UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Background
On September 19, 2019, Signet UK Finance plc (the “Issuer”), a direct wholly-owned subsidiary of Signet Jewelers Limited (the “Company”), announced that it had received, on September 18, 2019, the requisite consents, pursuant to its previously announced consent solicitation (the “Consent Solicitation”), to amend the indenture dated as of May 19, 2014, by and between the Issuer, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and each of the guarantors party thereto (the “Guarantors”), as amended and supplemented from time to time (as so amended and supplemented, the “Indenture”). Additionally, on the same date, the Issuer announced the early results of a previously announced tender offer to purchase any and all of its outstanding 4.700% Senior Notes due 2024 (CUSIP No. 82671AAA1) (the “Notes”) through a cash tender offer (the “Tender Offer”).
Purchase of Tendered Notes; Entry into Supplemental Indenture
On September 25, 2019, the Issuer, the Guarantors and the Trustee entered into the Fourth Supplemental Indenture to the Indenture (the “Fourth Supplemental Indenture”) that amended the Indenture to eliminate most of the restrictive covenants and certain default provisions of the Indenture.
The amendments to the Indenture implemented by the Fourth Supplemental Indenture became operative on September 27, 2019, upon the Company’s acceptance and payment for the notes previously validly tendered and not validly withdrawn pursuant to the Tender Offer for an aggregate of $242,633,458.83, which represented a purchase price of $950.00 per $1,000.00 in principal amount of the Notes validly tendered, plus accrued interest up to, but not including, the purchase date.
The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Fourth Supplemental Indenture is incorporated by reference into this Item 1.01.
Entry into Asset-Based Credit Facility
On September 27, 2019 the Company entered into a senior secured asset-based credit facility consisting of (i) a revolving credit facility in an aggregate committed amount of $1,500,000,000 (such commitments, the “ABL Revolving Commitments” and such facility, the “ABL Revolving Facility”) and (ii) a first-in last-out term loan facility in an aggregate principal amount of $100,000,000 (the “FILO Term Loan Facility” and, together with the ABL Revolving Facility, the “ABL Facility”) pursuant to that certain credit agreement (the “ABL Credit Agreement”) with (i) the Company, as holdings, (ii) Signet Group Limited, as the lead administrative borrower, a lead borrower and a borrower, (iii) Signet Group Treasury Services Inc., Sterling Jewelers Inc., Signet Trading Limited and Zale Canada Co., each as a lead borrower and a borrower, (iv) Sterling Inc. and Zale Delaware Inc., each as a borrower, (v) the other borrowers from time to time party thereto, (vi) the lenders and issuers from time to time party thereto and (vii) Bank of America, N.A., as administrative agent and collateral agent.
Revolving loans under the ABL Revolving Facility are available in an aggregate amount equal to the lesser of the aggregate ABL Revolving Commitments and a borrowing base based on the value of certain inventory and credit card receivables, subject to specified advance rates and reserves. Indebtedness under the ABL Facility is secured by substantially all of the assets of the Company and its subsidiaries, subject to customary exceptions. Borrowings under the ABL Revolving Facility and the FILO Term Loan Facility, as applicable, bear interest at the Company’s option at either eurocurrency rate plus the applicable margin (as defined in the ABL Credit Agreement) or a base rate plus the applicable margin (as defined in the ABL Credit Agreement), in each case depending on the excess availability under the ABL Revolving Facility. The Company will also pay a commitment fee of 0.20% per annum on the unused ABL Revolving Commitments.

The ABL Facility places certain restrictions upon the Company’s, and its restricted subsidiaries’, ability to, among other things, incur additional indebtedness, pay dividends and make certain loans, investments and divestitures. The ABL Facility contains customary events of default (including payment defaults, cross-defaults to certain of our other indebtedness, breach of representations and covenants and change of control). The occurrence of an event of default under the ABL Facility would permit the lenders to accelerate the indebtedness and terminate the ABL Facility. If the excess availability under the ABL Revolving Facility falls below the threshold specified in the ABL Credit Agreement, the Company will be required to maintain a fixed charge coverage ratio of not less than 1.00 to 1.00.
The ABL Facility will mature on September 27, 2024. The foregoing description of the ABL Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Facility, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 1.02.    Termination of a Material Definitive Agreement.
In connection with the transactions set forth under Item 1.01 under the heading “Entry into Asset-Based Credit Facility,” on September 27, 2019, the Company repaid and terminated its existing $700.0 million revolving credit facility and its $357.7 million term loan facility under the Second Amended and Restated Credit Agreement dated July 14, 2016, among the Company, as parent, Signet Group Limited, Signet Group Treasury Services Inc. and Sterling Jewelers Inc. as borrowers, the additional borrowers from time to time party thereto, the financial institutions from time to time party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under the headings “Purchase of Tendered Notes; Entry into Supplemental Indenture” and “Entry into Asset-Based Credit Facility” in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d)                                 Exhibits

Exhibit Number	Description of Exhibit
4.1	Fourth Supplemental Indenture, dated as of September 25, 2019, among Signet UK Finance plc, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as indenture trustee.
10.1
Credit Agreement, dated as of September 27, 2019, among Signet Jewelers Limited, as holdings; Signet Group Limited, as the lead administrative borrower, a lead borrower and a borrower, Signet Group Treasury Services Inc., Sterling Jewelers Inc., Signet Trading Limited and Zale Canada Co., each as a lead borrower and a borrower; the other borrowers from time to time party thereto; Bank of America, N.A., as administrative agent and collateral agent; BofA Securities Inc., Fifth Third Bank, JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners, Fifth Third Bank, JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as cosyndication agents; and the co-documentation agents, other lenders and issuers from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	September 27, 2019	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial Officer